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                                                                    EXHIBIT 11.1
                           NEOPROBE CORPORATION
                     COMPUTATION OF INCOME PER SHARE



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
                                                                Three Months Ended September 30,     Nine Months Ended September 30,
                                                                      2001            2000                 2001            2000
                                                                ---------------  --------------      ------------     --------------
Weighted average number of common shares outstanding
   used in computing basic income per share                        25,898,264      25,855,341          25,896,342      25,628,355

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at the average market price             215,790         215,599             223,474         356,820

Add net shares issuable pursuant to outstanding warrants less
   shares assumed repurchased at the average market price                --             4,453                --           670,081
                                                                  -----------     -----------         -----------     -----------

Weighted average number of common shares outstanding
   used in computing diluted income per share                      26,114,054      26,075,393          26,119,816      26,655,256
                                                                  ===========     ===========         ===========     ===========


Income attributable to common stockholders                        $   401,269     $   504,090         $   659,741     $   351,873


Basic income per share attributable to common stockholders        $      0.02     $      0.02         $      0.03     $      0.01
                                                                  ===========     ===========         ===========     ===========


Diluted income per share attributable to common stockholders      $      0.02     $      0.02         $      0.03     $      0.01
                                                                  ===========     ===========         ===========     ===========
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